Exhibit 99.1

Cerner Reports Third Quarter 2017 Results

KANSAS CITY, Mo. - October 26, 2017 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2017 third quarter that ended September 30, 2017.

Bookings in the third quarter of 2017 were $1.111 billion, down from $1.434 billion in the third quarter of 2016 and below the company’s guidance range due to several large contracts that were projected to sign in the quarter being delayed, with most of them now expected to sign in the fourth quarter of 2017. The Company’s fourth quarter bookings guidance reflects these contracts in addition to an already strong level of forecasted activity for the fourth quarter. Achieving this guidance would lead to all-time high levels of bookings for the fourth quarter and full year.

Third quarter revenue was $1.276 billion, an increase of 8 percent compared to $1.185 billion in the third quarter of 2016 and in the Company’s guidance range.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, third quarter 2017 net earnings were $177.4 million and diluted earnings per share were $0.52. Third quarter 2016 GAAP net earnings were $170.0 million and diluted earnings per share were $0.49.

Adjusted Net Earnings for third quarter 2017 were $205.9 million, compared to $202.6 million of Adjusted Net Earnings in the third quarter of 2016. Adjusted Diluted Earnings Per Share were $0.61 in the third quarter of 2017, an increase of 3 percent compared to $0.59 of Adjusted Diluted Earnings Per Share in the year-ago quarter and in-line with the Company’s guidance range. Analysts’ consensus estimate for third quarter 2017 Adjusted Diluted Earnings Per Share was $0.62.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP net earnings or GAAP diluted earnings per share, respectively, as measures of Cerner’s performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results,” where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Other 2017 Third Quarter Highlights:

▪	Third quarter operating cash flow of $362.9 million.

▪
Third quarter Free Cash Flow of $222.9 million. Free Cash Flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. Please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	Third quarter days sales outstanding of 73 days, down from 76 days in the year-ago period.

▪	Total backlog of $16.53 billion, up 7 percent over the year-ago quarter.

“Our third quarter was solid from a revenue and earnings standpoint and included record cash flow, but we are disappointed with missing our targeted level of bookings due to large contracts pushing,” said Zane Burke, President. “We remain well positioned for a good year based on our strong bookings guidance for the fourth quarter and expected solid full-year revenue and earnings growth. More importantly, we believe Cerner remains extremely well positioned for good long-term growth as we continue to gain share in the Electronic Health Record replacement market and still have meaningful growth opportunities in revenue cycle and population health, where our solutions and services help our clients navigate the shift from fee-for-service reimbursement to reimbursement based on value and quality.”

Future Period Guidance

Cerner currently expects:

▪	Fourth quarter 2017 revenue between $1.300 billion and $1.350 billion.

▪	Fourth quarter 2017 Adjusted Diluted Earnings Per Share between $0.60 and $0.62.

▪	Fourth quarter 2017 bookings between $1.750 billion and $2.000 billion.

Preliminary Comments on 2018

Cerner is also providing preliminary comments on expected 2018 results. Note that these comments should be viewed as preliminary until the Company finalizes its financial plan and provides formal guidance when it reports fourth quarter results. Cerner currently expects 2018 revenue between $5.50 billion and $5.70 billion, with the midpoint of this range reflecting growth of 9 percent over 2017 expected results. Cerner currently expects 2018 Adjusted Diluted Earnings Per Share between $2.52 and $2.68 per share, with the midpoint reflecting 7 percent growth over 2017 expected results.

Earnings Conference Call

Cerner will host an earnings conference call to provide additional detail on the Company’s results and outlook at 3:30 p.m. CT on October 26, 2017. On the call, Cerner will discuss its third quarter 2017 results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678)-509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, October 26, 2017 through 11:59 p.m. CT, October 29, 2017. The dial-in number for the re-broadcast is (855)-859-2056; the passcode is 96091854.

An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Us section (click Investor Relations, then Presentations and Webcasts).

About Cerner

Cerner’s health information technologies connect people, information and systems at more than 25,000 facilities worldwide. Recognized for innovation, Cerner® solutions assist clinicians in making care decisions and enable organizations to manage the health of populations. The company also offers an integrated clinical and financial system to help health care organizations manage revenue, as well as a wide range of services to support clients’ clinical, financial and operational needs. Cerner’s mission is to contribute to the systemic improvement of health care delivery and the health of communities. Nasdaq: CERN. For more information about Cerner, visit cerner.com, read our blog at blogs.cerner.com, or connect with us on Twitter at twitter.com/cerner and on Facebook at facebook.com/cerner. Our website, blog, Twitter account and Facebook page contain a significant amount of information about Cerner, including financial and other information for investors.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “expects”, “expectations”, “guidance”, “positioned”, “believe”, “plan”, “opportunity”, “forecasted”, “estimate”, “would”, “target”, “projected”, “outlook” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of significant costs and reputational harm related to product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; potential claims or other risks associated with relying on open source software in our proprietary software, solutions or services; material adverse resolution of legal proceedings; risks associated with our global operations; risks associated with fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; the uncertainty surrounding the impact of the United Kingdom’s vote to leave the European Union (commonly referred to as Brexit) on our global business; risks associated with the unexpected loss or recruitment and retention of key personnel, failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise, and uncertainties as to how quickly we are able to finalize our CEO succession plans; risks related to our dependence on strategic partners and third party suppliers; difficulties and operational and financial risks associated with successfully completing the integration of the Cerner Health Services (formerly Siemens Health Services) business into our business or the failure to realize the synergies and other benefits expected from the acquisition; risks inherent with business acquisitions and combinations and the integration thereof; the potential for losses resulting from asset impairment charges; risks associated with volatility and disruption resulting from global economic or market conditions; managing growth in the new markets in which we offer solutions, health care devices or services; risks inherent in contracting with government clients; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; government regulation; significant competition and our ability to quickly respond to market changes and changing technologies and to bring competitive new solutions, devices, features and services to market in a timely fashion; long sales cycles for our solutions and services; variations in our quarterly operating results; potential variations in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents; and changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our financial statements. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Dan Smith, (913) 304-3991, dan.smith1@cerner.com
Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended September 30, 2017 and October 1, 2016
(unaudited)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2017	2016	2017	2016

Revenues
System sales	$324,021	$301,252	$991,685	$913,710
Support, maintenance and services	927,829	861,085	2,763,483	2,561,474
Reimbursed travel	24,157	22,220	73,319	63,470
Total revenues	1,276,007	1,184,557	3,828,487	3,538,654

Margin
System sales	218,821	207,977	668,801	617,374
Support, maintenance and services	854,282	793,610	2,534,726	2,357,161
Total margin	1,073,103	1,001,587	3,203,527	2,974,535

Operating expenses
Sales and client service	564,621	512,671	1,688,208	1,534,763
Software development	153,834	136,755	442,570	405,451
General and administrative	84,178	87,071	263,203	267,232
Amortization of acquisition-related intangibles	22,564	22,865	68,126	68,104
Total operating expenses	825,197	759,362	2,462,107	2,275,550

Operating earnings	247,906	242,225	741,420	698,985

Other income (expense), net	2,509	(417)	4,054	3,734

Earnings before income taxes	250,415	241,808	745,474	702,719
Income taxes	(72,991)	(71,829)	(215,154)	(215,926)
Net earnings	$177,424	$169,979	$530,320	$486,793

Basic earnings per share	$0.53	$0.50	$1.60	$1.44

Basic weighted average shares outstanding	331,993	338,684	331,319	338,675

Diluted earnings per share	$0.52	$0.49	$1.57	$1.41

Diluted weighted average shares outstanding	338,780	344,817	337,946	344,917

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three and nine months ended September 30, 2017 and October 1, 2016
(unaudited)

ADJUSTED OPERATING EARNINGS

(In thousands)	Three Months Ended		Nine Months Ended
	2017	2016	2017	2016

Operating earnings (GAAP)	$247,906	$242,225	$741,420	$698,985

Share-based compensation expense	21,359	20,350	63,368	61,132
Health Services acquisition-related amortization	20,706	20,668	62,579	60,050
Acquisition-related deferred revenue adjustment	4,141	4,902	12,913	15,808
Other acquisition-related adjustments	32	543	72	3,673

Adjusted Operating Earnings (non-GAAP)	$294,144	$288,688	$880,352	$839,648

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2017	2016	2017	2016

Net earnings (GAAP)	$177,424	$169,979	$530,320	$486,793

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	21,359	20,350	63,368	61,132
Health Services acquisition-related amortization	20,706	20,668	62,579	60,050
Acquisition-related deferred revenue adjustment	4,141	4,902	12,913	15,808
Other acquisition-related adjustments	32	543	72	3,673

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(13,477)	(13,801)	(40,095)	(43,233)
Share-based compensation permanent tax items	(4,251)	—	(19,911)	—

Adjusted Net Earnings (non-GAAP)	$205,934	$202,641	$609,246	$584,223

Diluted weighted average shares outstanding	338,780	344,817	337,946	344,917

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.61	$0.59	$1.80	$1.69

FREE CASH FLOW

(In thousands)	Three Months Ended		Nine Months Ended
	2017	2016	2017	2016

Cash flows from operating activities (GAAP)	$362,937	$311,064	$958,765	$907,698
Capital purchases	(73,000)	(110,266)	(262,372)	(327,861)
Capitalized software development costs	(67,067)	(73,628)	(210,033)	(228,803)
Free Cash Flow (non-GAAP)	$222,870	$127,170	$486,360	$351,034

Cash flows from investing activities (GAAP)	$(252,186)	$(257,614)	$(593,689)	$(695,595)

Cash flows from financing activities (GAAP)	$(11)	$591	$27,639	$(179,785)

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Earnings, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) acquisition-related deferred revenue adjustment, and (iv) other acquisition-related adjustments.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) acquisition-related deferred revenue adjustment, (iv) other acquisition-related adjustments, (v) the income tax effect of the aforementioned items, and (vi) share-based compensation permanent tax items.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations of Adjusted Operating Earnings and Adjusted Net Earnings are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Nine Months Ended
	2017	2016	2017	2016

Sales and client service	$12,576	$10,752	$34,913	$30,935
Software development	4,839	4,319	13,702	12,627
General and administrative	3,944	5,279	14,753	17,570
Total share-based compensation expense	$21,359	$20,350	$63,368	$61,132

Health Services acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisition of the Health Services business in February 2015. We exclude Health Services acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Acquisition-related deferred revenue adjustment - Consists of acquisition-related deferred revenue adjustments in connection with our acquisition of the Health Services business in February 2015. Accounting guidance requires that deferred revenue acquired in a business combination be written-down to an estimate of fulfillment cost, plus a normal profit margin, as a part of the allocation of purchase price to assets acquired and liabilities assumed. We add back the amount of the write-down applicable to the period as we believe such amount directly correlates to the underlying performance of our business operations.

Other acquisition-related adjustments - Consists of acquisition, employee separation, and other costs associated with our acquisition of the Health Services business in February 2015. We exclude other acquisition-related adjustments as they are non-recurring charges, and we believe the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period is applied to pre-tax adjustments for Adjusted Net Earnings.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income Taxes."

Cerner's future period guidance in this release includes adjustments for items not indicative of our core operations, which may include without limitation share-based compensation expense and acquisition-related expenses, such as integration expenses, and may be affected by changes in ongoing assumptions and judgments relating to the Company's acquired businesses, and may also be affected by nonrecurring, unusual or unanticipated charges, expenses or gains, all of which are excluded in the calculation of non-GAAP Adjusted Operating Earnings, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as described above. The exact amount of these adjustments are not currently determinable, but may be significant. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2017 (unaudited) and December 31, 2016

(In thousands)	2017	2016

Assets
Current assets:
Cash and cash equivalents	$573,054	$170,861
Short-term investments	278,996	185,588
Receivables, net	1,020,707	944,943
Inventory	15,687	14,740
Prepaid expenses and other	343,060	303,229
Total current assets	2,231,504	1,619,361

Property and equipment, net	1,587,035	1,552,524
Software development costs, net	802,874	719,209
Goodwill	851,961	844,200
Intangible assets, net	501,299	566,047
Long-term investments	112,401	109,374
Other assets	145,182	219,248
Total assets	$6,232,256	$5,629,963

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$204,323	$238,134
Current installments of long-term debt and capital lease obligations	13,988	26,197
Deferred revenue	327,622	311,839
Accrued payroll and tax withholdings	202,640	211,554
Other accrued expenses	58,292	57,677
Total current liabilities	806,865	845,401

Long-term debt and capital lease obligations	521,016	537,552
Deferred income taxes and other liabilities	327,340	306,263
Deferred revenue	13,032	12,800
Total liabilities	1,668,253	1,702,016

Shareholders' Equity:
Common stock	3,568	3,537
Additional paid-in capital	1,345,022	1,230,913
Retained earnings	4,602,208	4,094,327
Treasury stock	(1,314,054)	(1,290,665)
Accumulated other comprehensive loss, net	(72,741)	(110,165)
Total shareholders' equity	4,564,003	3,927,947
Total liabilities and shareholders' equity	$6,232,256	$5,629,963

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the nine months ended September 30, 2017 and October 1, 2016
(unaudited)

	Nine Months Ended
(In thousands)	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$530,320	$486,793
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	425,241	371,385
Share-based compensation expense	59,217	56,896
Provision for deferred income taxes	36,667	(25,922)
Changes in assets and liabilities (net of businesses acquired):
Receivables, net	(19,080)	43,699
Inventory	(909)	(5,590)
Prepaid expenses and other	(11,908)	(33,801)
Accounts payable	(12,651)	(19,566)
Accrued income taxes	1,984	53,393
Deferred revenue	12,749	(1,780)
Other accrued liabilities	(62,865)	(17,809)

Net cash provided by operating activities	958,765	907,698

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital purchases	(262,372)	(327,861)
Capitalized software development costs	(210,033)	(228,803)
Purchases of investments	(337,010)	(387,809)
Sales and maturities of investments	237,912	262,100
Purchase of other intangibles	(22,186)	(13,222)

Net cash used in investing activities	(593,689)	(695,595)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of stock options	61,688	60,486
Payments to taxing authorities in connection with shares directly withheld from associates	(7,989)	(38,122)
Treasury stock purchases	(23,389)	(200,075)
Contingent consideration payments for acquisition of businesses	(2,671)	(2,074)

Net cash provided by (used in) financing activities	27,639	(179,785)

Effect of exchange rate changes on cash and cash equivalents	9,478	(2,943)

Net increase in cash and cash equivalents	402,193	29,375
Cash and cash equivalents at beginning of period	170,861	402,122

Cash and cash equivalents at end of period	$573,054	$431,497

Summary of acquisition transactions:
Fair value of tangible assets acquired	$—	$(10,200)
Fair value of intangible assets acquired	—	(25,000)
Fair value of goodwill	—	46,940
Less: Fair value of liabilities assumed	—	(11,740)

Net cash used	$—	$—